Exhibit 3.437

FILED
SECRETARY OF STATE
[ILLEGIBLE] OF CORPORATIONS

99 JAN 29 AM 11:29
ARTICLES OF INCORPORATION
OF
DELTA RESOURCES CORP.
     The undersigned incorporator hereby forms a corporation under Chapter 607 of the laws of the State of Florida.
ARTICLE I. NAME
     The name of the corporation shall be:
DELTA RESOURCES CORP.
     The address of the principal office of this corporation shall be 3300 NW 27th Avenue, Pompano Beach, Florida 33069, and the mailing address of the corporation shall be the same.
ARTICLE II. NATURE OF BUSINESS
     This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.
ARTICLE III. CAPITAL STOCK
     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 10000 shares of common stock having $1.00 par value per share.

ARTICLE IV. REGISTERED AGENT
     The street address of the initial registered office of the corporation shall be 1201 Hays Street, Tallahassee, Florida 32301, and the name of the initial registered agent of the corporation at that address is Corporation Service Company.
ARTICLE V. TERM OF EXISTENCE
     This corporation is to exist perpetually.
ARTICLE VI. INCORPORATOR
     The name and street address of the incorporator to these Articles of Incorporation:
Corporation Service Company
1201 Hays Street
Tallahassee, Florida 32301
     IN WITNESS WHEREOF, the undersigned agent of Corporation Service Company, has hereunto set their hand and seal of Corporation Service Company on January 29, 1999.

CORPORATION SERVICE COMPANY
By:	/s/ Karen B. Rozar
Its Agent, Karen B. Rozar

ASSIGNMENT BY THE SOLE INCORPORATOR
OF THE ARTICLES OF INCORPORATION OF
DELTA RESOURCES CORP.
     Corporation Service Company, as sole incorporator, for value received hereby assigns any and all rights it may have as such incorporator to the following:

Dated: February 1, 1999 CORPORATION SERVICE COMPANY
By:	/s/ Karen B. Rozar
Its Agent, Karen B. Rozar